UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

 Date of Report  (Date of earliest event reported): November 20, 2003


                 Global Life Sciences, Inc.
            ------------------------------------
   (Exact Name of Registrant as Specified in Its Charter)

                         Nevada
                     ---------------
       (State or other jurisdiction of incorporation)


           000-33333                     37-9374101
      --------------------             ----------------
    (Commission File Number)           (I.R.S. Employer
                                      Identification No.)


  2020 Main Street, Suite 600, Irvine, California     92614
 -------------------------------------------------   -------
    (Address of Principal Executive Offices)        (Zip Code)


                       949-223-7103
                  -----------------------
    (Registrant's Telephone Number, including area code)


                     Too Gourmet, Inc.
                 -------------------------
 (Former Name or Former Address, if Changed Since Last Report)






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Item 5.   Other Events.

We issued a press release on November 20, 2003, in which we announced the approval by the European Union and the state of Brandenburg, Germany for a Euro 2.5 million grant (or approximately $3.0 million) under its EU INTEREG III program to fund a project to be conducted by the Internationale Akademie, where Prof. Reimann also serves as its President. The grant offered by the European Union, will mainly be utilized to fund the services provided by the company in its program to develop new and innovative medical techniques in the field of remote diagnostics technology. The project intends to focus on improving diagnostic techniques and results by enhancing the quality of existing standards and methods used by physicians during the remote diagnosis procedure, which could be implemented in future practical applications. The grant could be available as early as the first quarter in calendar 2004 to fund the project.

Item 7.   Financial Statements and Exhibits

a.   Financial Statements

     None.

b.   Pro forma Financial Information

     None.

c.   Exhibits.

99.1 Press Release by Global Life Sciences, Inc., dated November 20, 2003, concerning the approval of a Euro
     2.5 million grant (or approximately $3.0 million) to the Internationale Akademie, with the company providing services thereunder.















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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         GLOBAL LIFE SCIENCES, INC.


November 20, 2003             By:  /s/ Harrysen Mittler
                                 -----------------------
                              Harrysen Mittler
                              Chief Financial Officer































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Exhibit Index.

99.1 Press Release by Global Life Sciences, Inc., dated
     November 19, 2003, concerning government grants under the EU's INTEREG.






































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